SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X]  Preliminary Proxy Statement       [   ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                               RECOTON CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          _____________________
     (2)  Aggregate number of securities to which transaction applies:
          _____________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ____________________________________________________________________
          ____________________________
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[ ]   Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: _____________________________________________
     (2)  Form, Schedule or Registration Statement No.: _______________________
     (3)  Filing Party: _______________________________________________________
     (4)  Date Filed: _________________________________________________________

DRAFT 4/21/98

-------------------------------------------------------------------------------
RECOTON(R)                                            RECOTON CORPORATION
                                                      2950 LAKE EMMA ROAD
                                                      LAKE MARY, FLORIDA 32746

-------------------------------------------------------------------------------

To the Shareholders of Recoton Corporation:

     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation (the "Company"), which will be held in Conference Room [C], 11th Floor of the Chase Manhattan Bank, 270 Park Avenue, New York, New York on Wednesday, June 10, 1998 at 2:00 p.m., for the following purposes:

          (1)  To elect three directors for a term of three years;

          (2) To consider and vote on an amendment to the Restated Certificate of Incorporation to increase the number of authorized Common Shares;

          (3) To approve the 1998 Stock Option Plan, which will replace the current 1991 and Nonqualified Stock Option Plans;

          (4) To ratify the appointment of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          A telephone conference connection will be made available at the Company's Florida facilities, 2950 Lake Emma Road, Lake Mary, Florida, for shareholders who would care to attend the meeting by phone. Only shareholders of record at the close of business on April 21, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

          It is important that your shares be represented at the annual meeting regardless of the size of your holdings. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                            By Order of the Board of Directors

                            Stuart Mont
                            Executive Vice President-Operations,
                            Chief Operating Officer, Chief Financial Officer and Secretary


May __, 1998

DRAFT 4/21/98

------------------------------------------------------------------------------
RECOTON(R)                                         RECOTON CORPORATION
                                                   2950 LAKE EMMA ROAD
                                                   LAKE MARY, FLORIDA 32746

------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 10, 1998


                                 PROXY STATEMENT

                                  INTRODUCTION

          The 1998 Annual Meeting (the "Annual Meeting") of Recoton Corporation (the "Company" or "Recoton") will be held on Wednesday, June 10, 1998, for the purposes and at the time and location set forth in the attached Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment thereof.

          EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING. If a shareholder attends and votes by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date or by giving notice thereof in writing to the Secretary of the Company. The accompanying form of proxy properly signed and returned to the Company will be voted in accordance with the instructions thereon. A shareholder may designate a person or persons to act as the share owner's proxy other than those persons designated on the proxy card. The shareholder may use the proxy card to give another person authority by striking out the name or names appearing on the enclosed proxy card, inserting the name or names of another person or persons and delivering the signed card to such person or persons. The person(s) designated by the shareholder must present the signed proxy card at the meeting in order for the shares to be voted. If shares are held through a broker, nominee, fiduciary or other custodian, the shareholder must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted.

          This Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting are first being sent or given to shareholders of the Company (the "Shareholders") on or about May ___, 1998.

                      SHARES OUTSTANDING AND VOTING RIGHTS

          The securities entitled to vote at the Annual Meeting consist of Common Shares, $.20 par value per share, of the Company (the "Common Shares"), each of which entitles the holder to one vote. Only holders of Common Shares of record at the close of business on April 21, 1998 are entitled to vote at the Annual Meeting or adjournments thereof. On April 21, 1998, there were 11,623,019 Common Shares outstanding. To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding Common Shares except as otherwise noted on page 14.

          Shareholders representing a majority of the Common Shares outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law ("BCL"), any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by the BCL or the Company's Certificate of Incorporation with respect to a specific proposal, and the three nominees for Director receiving the highest number of votes will be elected as Directors. For purposes of determining whether a proposal has received a majority of the votes cast, where a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum. Where, however, the BCL requires the approval of a majority of outstanding shares for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

          The 11 directors of the Company are divided into substantially equal classes having staggered terms of three years. At the Annual Meeting, three persons are to be elected, each for a three-year term. It is intended that the persons named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring at the Annual Meeting in 2001 (or for substitute nominees in the event of contingencies not known at present) unless the Shareholders submitting proxies specify otherwise. The other directors will continue in office for the remainder of their respective terms as indicated below.

          Each of the nominees named below has served as a director during the fiscal year ended December 31, 1997. Certain data with respect to each nominee and each director follows. Except as otherwise noted, directors who are shown as officers or partners of other corporations, institutions or firms have held such position, or have been officers of such organization, for more than five years. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.

         The Board of Directors unanimously recommends that Shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 2001. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

NAME AND POSITION                                     BUSINESS EXPERIENCE,
WITH THE COMPANY                                      DIRECTORSHIPS AND AGE


                       NOMINEES FOR TERMS EXPIRING IN 2001


Irwin S. Friedman                            Director of Recoton since 1982.
  Director                                   President, Chief  Executive
                                             Officer and principal
                                             shareholder of I. Friedman
                                             Equities, Inc., a corporate
                                             financial consulting firm.
                                             Age: 64

Joseph M. Idy                                Director of Recoton since 1990.
  Director                                   Stockbroker and money manager at
                                             PaineWebber, Inc. (Senior Vice
                                             President since 1989).  Age: 57

Joseph H. Massot                             Director of Recoton since 1985.
  Principal Accounting Officer,              Controller and  Assistant
  Vice President, Treasurer,                 Treasurer from 1978 until 1989,
  Assistant Secretary                        Principal Accounting Officer,
  and Director                               Vice President and Treasurer
                                             since 1989 and Assistant
                                             Secretary since 1983.  Age: 53


                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

Herbert H. Borchardt                         Director of Recoton since 1945.
  Co-Chairman and Director                   Chairman and Chief Executive
                                             Officer from 1976 until 1992,
                                             Co-Chief 1992, Executive Officer
                                             from 1992 until 1996 and Co-
                                             Chairman since 1992. Age: 92

Stephen Chu                                  Director of Recoton since January
  Director                                   1997.  President and Director of
                                             STD Holding Limited ("STD"), a
                                             Hong  Kong subsidiary of the
                                             Company, and of its various
                                             subsidiaries, since September
                                             1990.  STD was acquired by the
                                             Company in 1995. Age: 41.

Ronald E. McPherson                          Director of Recoton since 1969.
  Director                                   Vice President and Secretary from
                                             1964 until his retirement in
                                             1989. Age: 68

Peter Wish                                   Director of Recoton since 1969.
  Executive Vice                             Executive Vice President from
  President-Administration                   1976 until 1992 and Executive Vice
  and Director                               President-Administration since
                                             1992. Age: 62


                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

Robert L. Borchardt                           Director of Recoton since 1964.
  Co-Chairman, President, Chief               President since 1976, Chief
  Executive Officer and Director              Operating Officer from 1976 to
                                              December 1993, Co-Chairman since
                                              1992, Co-Chief Executive Officer
                                              from 1992 until 1996 and Chief
                                              Executive Officer since 1996.
                                              Age: 60

Stuart Mont                                   Director of Recoton since 1975.
  Executive Vice                              Vice President and Treasurer from
  President-Operations, Chief                 prior to 1987 until 1989, Senior
  Operating Officer, Chief                    Vice President from 1989 until
  Financial Officer,                          1992, Secretary since 1989,
  Secretary and Director                      Executive Vice President-
                                              Operations since 1992, Chief
                                              Financial Officer since 1992 and
                                              Chief Operating Officer since
                                              1993. Age: 57

George Calvi                                  Director of Recoton since 1984.
  Director                                    Vice President from 1978 until
                                              1988, Senior Vice President-Sales
                                              and Marketing from 1988 until 1992
                                              and Executive Vice President-Sales
                                              and Marketing from 1992 until
                                              1996. Age: 47

Paul E. Feffer                                Director of Recoton since 1996.
  Director                                    Chairman of Feffer Consulting
                                              Co., Inc., an international media
                                              consulting firm, and a consultant
                                              to Merck & Company's publishing
                                              division.  Founded Feffer and
                                              Simons Inc. in 1955, which was
                                              sold to Doubleday & Co. in 1962
                                              (where he remained as President of
                                              the subsidiary Feffer and Simons
                                              until 1986) and was Chairman of
                                              Baker & Taylor International, a
                                              subsidiary of W. R. Grace & Co.,
                                              from 1987 until 1991. Feffer &
                                              Simons and Baker & Taylor
                                              specialized in international
                                              publishing and book and magazine
                                              distribution to overseas markets
                                              for U.S. publishers.  Age: 76


          Robert L. Borchardt may be deemed to be a control person of Recoton; Robert L. Borchardt is the son of Herbert H. Borchardt.

BOARD COMMITTEES

          The Board has standing Compensation and Audit Committees but does not have a nominating committee. It also appoints the members of committees constituted under stock compensation plans.

          COMPENSATION COMMITTEE. The Compensation Committee, currently composed of Messrs. Feffer, Friedman, Idy and McPherson (none of whom is an employee of the Company), met once in 1997. Its function is to review compensation issues; approve salaries and review benefit programs for the executive officers; review and recommend incentive compensation (including stock compensation) plans; and approve any employment contracts with, or other contractual benefits for, executive officers.

          AUDIT COMMITTEE. The audit committee, currently composed of Messrs. Feffer, Friedman, Idy and McPherson, met once in 1997. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

          COMMITTEES UNDER STOCK COMPENSATION PLANS. The Company's Stock Option Committee, currently composed of Messrs. Feffer and Idy, met five times in 1997. It makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation 1998 Stock Option Plan (which plan is subject to shareholder approval), 1991 Stock Option Plan and Nonqualified Stock Option Plan and prescribes rules and interprets the provisions of the 1982 Stock Option Plan for options remaining under that plan. The Stock Bonus Committee, currently composed of Messrs. Feffer, Idy and McPherson, did not meet in 1997. It makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation Stock Bonus Plan.

COMPENSATION OF DIRECTORS; ATTENDANCE

          During 1997, none of the directors who are employees of the Company received any compensation in addition to his regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who was not an employee of the Company received an annual retainer of $10,000 in 1997 and was reimbursed for expenses, if any, incurred in attending meetings. (See "Certain Relationships and Related Transactions" for transactions with directors or their affiliates for services other than as a director.)

          The Board of Directors held seven meetings during 1997. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1997 except for Stephen Chu, who resides in Hong Kong, who attended 71% of such meetings. Directors discharge their responsibilities to the Company not only by attending Board and committee meetings but also through communications with Company management relative to matters in which their expertise and interest are appropriate.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY*

          COMPENSATION PHILOSOPHY

          The philosophy of the Company's executive compensation has been to provide competitive levels of compensation, reward above average overall corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. The Company has not historically determined compensation based on rigid formulas, fixed targets or weighing of specific criteria. Due to the relatively small number of management employees and the level of interinvolvement between staff and management, compensation of executives not subject to employment agreements has been based on management's and the Compensation Committee's subjective informal assessment of each such employee's performance in light of over-all Company performance.

          BASE SALARIES

          Base salary compensation for each executive officer not the subject of an employment agreement is determined by the potential impact which such executive officer has on the Company, the skills and experience required by the position and the officer's level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year as the employee assumes greater levels of responsibility in the Company and to keep pace with inflation. Increases for 1997 reflect both such factors.


--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          INCENTIVE COMPENSATION

          Annual incentive compensation for each executive officer not the subject of an employment agreement is based primarily on corporate operating earnings, but also includes an overall assessment by management and the Committee of such executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial and general management. In fixing incentive compensation in 1997, the Committee took particular note of management's success over the past few years in increasing the Company's revenues and the increased profitability of the Company.

          Factors utilized in determining incentive compensation for the executive officers with respect to 1997 included the continuing increase in net sales of the Company , the increase in profits and the increase in responsibilities as a result of the Company's growth.] In past years, the Company has used either cash or awards of treasury shares as incentive compensation. In 1997 such awards were made exclusively in cash.

          STOCK OPTIONS

          The Company has periodically granted stock options in order to provide certain of its executives and other employees with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and to each employee who has worked for the Company a minimum of five years. In 1997 the only new options which were granted were to certain newly-hired personnel. A general round of option grants was made to certain key employees in early 1998, however.

          All employee options granted have an option price that is not less than the fair market value of the shares on the date of grant. The terms of the options and the dates after which they become exercisable are established by the stock Option Committee, subject to plan terms. The Board feels that share ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

          CHIEF EXECUTIVE OFFICERS' COMPENSATION

          Mr. Robert L. Borchardt, currently the Company's Chief Executive Officer, Co-Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. For a more complete description of the employment agreement with Mr. Robert Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has reviewed employment arrangements to determine whether any actions with respect to this limit should be taken by the Company. No executive officer's non-deferred cash compensation was substantially in excess of $1,000,000 in 1997 (Robert L. Borchardt having waived approximately $280,265 of his bonus payable with respect to 1997); it is not anticipated that any executive officer of the Company other than Mr. Robert L. Borchardt would receive any such cash compensation in excess of this limit during 1998 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 1997 the Committee did not take any action to comply with the limit. Options granted under the Company's 1991 and 1998 Stock Option Plans qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will consider taking appropriate action if it is warranted in the future, including possible renegotiation of the employment agreement with Mr. Borchardt to conform to the exemptions allowed under the IRS regulations.

          CONCLUSION

          The Committee believes the current compensation structure (namely employment agreements for the Co-Chairmen of the Board and certain subsidiary officers hired in connection with acquisitions and informal arrangements consisting of base salaries, incentive compensation in the form of cash and stock bonuses and the granting of stock options for the other executive officers) has appropriately compensated its officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

                                   Respectfully submitted,

                                   For the Compensation Committee:

                                        Paul E. Feffer
                                        Irwin S. Friedman
                                        Joseph M. Idy
                                        Ronald E. McPherson

                                   For the Stock Option Committee:

                                        Paul E. Feffer
                                        Joseph M. Idy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Company's Compensation Committee and Stock Option Committees is employed by the Company. Mr. McPherson was an officer and employee of the Company until 1989 and was retained by the Company through December 31, 1993 and a company of which Mr. Friedman is principal was under retainer by the Company as a consultant during 1997 (see "Certain Relationships and Related Transactions"). No director of the Company served, during the last completed fiscal year, as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

COMPENSATION TABLES

          This section of the Proxy Statement discloses fiscal 1997 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Chief Executive Officer ("CEO") and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at December 31, 1997, to the extent salary and bonuses exceeded $100,000 (together, these five persons are sometimes referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

          The following table contains compensation data for the Named Executives for the past three fiscal years:


---------------------------------------------------------------------------------------------------------------------------------

                                                                                              LONG-TERM COMPENSATION
                                                                                  -----------------------------------------------
                                                                                                                        PAY-
                                     ANNUAL COMPENSATION                                        AWARDS                  OUTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                  OTHER         RESTRICTED     SECURITIES     LTIP        ALL
                                                                  ANNUAL         SHARES       UNDERLYING      PAY-       OTHER
  NAME AND PRINCIPAL                SALARY         BONUS        COMPENSATION     AWARDS         OPTIONS       OUTS     COMPENSATION
      POSITION             YEAR     ($)1           ($)2             ($)3          ($)            (#)          ($)       ($)4
-----------------------------------------------------------------------------------------------------------------------------------

Robert L. Borchardt,      1997     $1,007,793     $150,000        --              --           250,000(5)      --       $22,753
 Co-Chairman, CEO         1996        947,570       90,000        --              --           229,741         --        15,322
 and President            1995        899,950      150,000        --              --           250,000         --        14,284

Herbert H. Borchardt,     1997        214,507       --            --              --             --            --        16,870
 Co-Chairman6             1996        208,259       --            --              --             --            --        59,187
                          1995        202,587       --            --              --             --            --         8,263

Stuart Mont, COO          1997        217,240      125,000        --              --             --            --        37,790
 and Executive            1996        182,227      125,000        --              --             --            --        13,873
 Vice President-          1995        162,241      160,000        --              --            20,000          --        9,327
 Operations

Peter Wish,               1997        218,548       90,000        --              --             --            --        12,008
 Executive Vice           1996        204,673       90,000        --              --             --            --         6,842
 President-               1995        200,122      125,000        --              --            10,000         --         6,841
 Administration

Dennis Wherry,            1997        150,256       50,000        --              --             --            --        9,920
 Senior Vice              1996        139,966       45,000        --              --             --            --        5,074
 President-               1995        131,980       55,000        --              --            10,000         --        4,655
 Operations

-----------------------------------------------------------------------------------------------------------------------------------

1 Includes amounts allocated to the executive's deferred compensation account for each of 1997, 1996 and 1995 (Mr. R. Borchardt: $52,733, $49,408 and
     49,950; and Mr. Wish: $14,907, $14,032 and $15,482) (see "Employment
     Contracts and Changes-In-Control Arrangements" below).

2 Represents bonus awards determined for the performance year indicated, whether paid in such year or paid in the following year.

3 The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.

4 Includes for 1997, 1996, and 1995 respectively, (a) the vested portion of the Company's contribution for each such person pursuant to the Recoton
     Corporation Employees' Profit Sharing Plan (Mr. R. Borchardt: $9,200 $1,710 and $3,009; Mr. H. Borchardt: $9,200, $1,463 and $818; Mr. Mont: $9,200,
     $3,650 and $3,659; Mr. Wish: $9,200, $3,683 and $3,682; and Mr. Wherry:
     $9,200, $4,412 and $3,998; (b) premiums paid by the Company for split dollar insurance arrangements (Mr. R. Borchardt: $10,741, $10,687 and
     $8,350); (c) premiums paid by the Company for life insurance for the direct or indirect benefit of such person over $50,000 in principal amount (Mr. R.
     Borchardt: $2,812, $2,925 and $2,925; Mr. H. Borchardt: $7,670, $7,445 and
     $7,445; Mr. Mont: $1,875, $1,890 and $1,890; Mr. Wish: $2,808, $3,159 and
     $3,159; and Mr. Wherry $720, $662 and $657; (d) the value of interest assumed by the Company on relocation and other loans for Mr. Mont ($26,715, $8,333 and $3,778) and (e) reimbursed medical payments not covered by insurance (Mr. H. Borchardt in 1996 of $50,279).

5    Consists solely of repriced options previously granted in 1994 and 1995.
     The 1995 number also includes 100,000 of such options.

6    Salary and All Other Compensation Data for 1996 has been restated to reflect a recharacterization of $4,691 of Salary as Other Compensation.
-------------------------------------------------------------------------------


                              OPTION GRANTS IN 1997

          The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1997 (the Company has not granted any stock appreciation rights -- "SARs"):



-----------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------
                                             PERCENT
                           NUMBER OF         OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING        GRANTED TO       EXERCISE
                            OPTIONS          EMPLOYEES IN     PRICE               EXPIRATION           GRANT DATE
    NAME                    GRANTED (#)      FISCAL YEAR      ($/SHARE)2          DATE                 VALUE ($)1
------------------------------------------------------------------------------------------------------------------------

Robert L. Borchardt3        21,000              5.0%         $15.125             04/17/99             $   99,009
Robert L. Borchardt3       129,000             30.4%          13.75              04/17/04              1,047,048
Robert L. Borchardt3       100,000             23.6%          13.75              10/24/05                887,287
Herbert Borchardt            - 0 -               ---            ---                ---                     ---
Stuart Mont                  - 0 -               ---            ---                ---                     ---
Peter Wish                   - 0 -               ---            ---                ---                     ---
Dennis Wherry                - 0 -               ---            ---                ---                     ---
------------------------------------------------------------------------------------------------------------------------

1 Executives may not sell or assign any stock options (other than assignments which may be allowed to family members in certain circumstances), which have value only to the extent of share price appreciation, which will benefit all shareholders commensurately. Actual gains, if any, on stock option exercises and stock holdings are dependent on the future performance of the Common Shares and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
     Black-Scholes calculations were made the following assumptions: historic volatility from October 1995 through March 1997; interest rates based on Treasury strip yields over the remaining lives of the options; and all options exercised at end of term.
2    The exercise price is equal to the fair market value of the Company's
     Common Shares on the date of the grant.
3 Such options consist of options previously granted on April 18, 1994 (as to the options for 21,000 and 129,000 shares) or October 27, 1995 (as to the options for 100,000 shares), re-priced to fair market value as of the date of repricing in 1997; the percentage figures reflect the fact that there was no general round of option grants in 1997 and there were few other option grants in that year.

---------------------------------------------------------------------------------------------------------------------------

                       AGGREGATED OPTION EXERCISES IN 1997
                         AND 1997 YEAR-END OPTION VALUES

          The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1997 and unexercised options held at year-end (as noted above, the Company has no outstanding SARs):


-----------------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF                        VALUE OF
                                                                    SECURITIES                       UNEXERCISED
                                                                     UNDERLYING                     IN-THE-MONEY
                                                                    UNEXERCISED                      OPTIONS AT
                                                                    OPTIONS AT                       12/31/97
                                                                     12/31/97                           ($)1
-----------------------------------------------------------------------------------------------------------------------------------
                         SHARES ACQUIRED     VALUE
  NAME                   ON EXERCISE (#)     REALIZED ($)1  EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------

Robert L. Borchardt             0             ---           616,225         146,850         $1,356,007          0
Herbert H. Borchardt            0             ---                 0                0                 0          0
Stuart Mont                     0             ---            52,668          16,500            318,255          0
Peter Wish                  4,268           $65,621          24,667          10,500             27,123          0
Dennis Wherry                   0             ---            13,000           8,250                  0          0

-----------------------------------------------------------------------------------------------------------------------------------

1    Market value of underlying securities at exercise or year end, as applicable, minus the exercise price. The per share closing sale price on the Nasdaq Stock Market on December 31, 1997 was $13.50. Certain options granted in 1994, 1995 and 1996 were excluded since they were not in the money at year-end.
----------------------------------------------------------------------------------------------------------------


Employment Contracts and Change-In-Control Arrangements

          GENERAL. The Company is party to various employment and consulting agreements with certain of the Named Executives as described below. These agreements have been filed with the SEC as exhibits to the Company's periodic filings, to which all of the following descriptions are subject.

          ROBERT L. BORCHARDT EMPLOYMENT AGREEMENT. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, currently its Chief Executive Officer, Co-Chairman of the Board and President, for a ten year term. The agreement is automatically renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew. Such agreement provides for a base annual salary of $850,000 which is to be adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($955,060 effective January 1, 1997) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus ("Net Income Before Bonus" or "NIBB") (but in no event more than two percent of the corresponding NIBB for the prior year) plus five percent of the amount by which such NIBB number for the just-completed year exceeds the NIBB number for the prior year. Mr. Borchardt waived the right to receive certain portions of his 1995, 1996 and 1997 bonuses. The agreement references option grants to Mr. Borchardt aggregating 250,000 shares during 1995 and 1996 (exercisable at the fair market value as of the grant date) and requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the NIBB for each just-completed year during the contract term exceeds the NIBB for the prior year (exercisable at the fair market value as of the grant date). Mr. Borchardt received options on 130,975 shares in 1998 with respect to the growth in growth in Company's 1997 earnings between 1997 and 1996 and no options were issued in 1997 with respect to 1996 to 1997 earnings growth. The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares of Company Shares registered.

          The agreement is terminable by the Company only for "cause" (as defined). If the Company elects not to renew the agreement at its expiration or if the employee terminates employment at age 65, upon a change of control or for "good reason" (as defined), the employee has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a "change of control" (as defined) during the term of employment or consultancy, the Company is obligated to pay the employee $2 million (subject to cost of living adjustments), the employee would have the right to cause the Company to purchase his shares in the Company and the employee would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If the employee has "good reason" (as defined), he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at the employee's option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon the employee's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon the employee's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

          HERBERT H. BORCHARDT EMPLOYMENT AGREEMENT. On May 18, 1987, the Company entered into an employment agreement with Herbert H. Borchardt for a period equal to the life of Mr. Borchardt. Pursuant to the agreement, the Company shall pay Mr. Borchardt not less than $150,000 per annum while he is Chairman of the Board (including Co-Chairman) and not less than $125,000 per annum during his life when he is not Chairman of the Board (such sums being subject to increase based on changes in the consumer price index; for the year commencing January 1, 1997 the respective sums were approximately $213,000 and $177,000). In 1997, this agreement was amended to provide that Mrs. Herbert Borchardt would be retained by the Company as a consultant upon the death of Mr. Borchardt so long as she shall live, for which she will receive annual compensation at a rate equal to one-half of the amount which Mr. Borchardt was receiving as a consultant (or would have received were he a consultant), which payment shall be subject to CPI adjustment, and to provide Mrs. Borchardt with hospitalization and major medical benefits comparable to those provided to Mr. Borchardt.

          LIFE INSURANCE. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the "Joint Owners") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on Robert L. Borchardt's life in the aggregate face amount of $2,500,000, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owners. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and the Trudi Borchardt 1994 Family Trust (the "1994 Borchardt Family Trust") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Robert L. Borchardt and Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust.

          DEFERRED COMPENSATION AGREEMENTS. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Robert L. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Peter Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982.

          CHANGE OF CONTROL ARRANGEMENTS. Options granted under the Company's 1998 and 1991 Stock Option Plans may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision. See also the discussion above regarding the Robert L. Borchardt Employment Agreement.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

          SET FORTH BELOW IS A LINE GRAPH AND CHART COMPARING THE YEARLY PERCENTAGE CHANGE IN THE CUMULATIVE TOTAL SHAREHOLDER RETURN (CHANGE IN YEAR-END STOCK PRICE PLUS REINVESTED DIVIDENDS) ON THE COMPANY'S COMMON SHARES WITH THE CUMULATIVE TOTAL RETURN OF THE RUSSELL 2000 INDEX (AN INDEX PREPARED BY FRANK RUSSELL & ASSOCIATES COMPOSED OF COMPANIES LISTED ON THE NEW YORK AND AMERICAN SHARES EXCHANGES AND QUOTED ON THE NASDAQ STOCK MARKET ("NASDAQ") BY MARKET CAPITALIZATION BEGINNING WITH THE COMPANY WHICH RANKS 1001 AND ENDING WITH THE COMPANY RANK OF 3000) AND A PEER GROUP FOR THE PERIOD OF FIVE FISCAL YEARS COMMENCING ON DECEMBER 31, 1992 AND ENDING ON DECEMBER 31, 1997. THE GRAPH AND CHART ASSUMES THAT THE VALUE OF THE INVESTMENT IN THE COMPANY'S COMMON SHARES AND FOR EACH INDEX WAS $100 ON DECEMBER 31, 1992 AND REFLECTS REINVESTMENT OF DIVIDENDS AND MARKET CAPITALIZATION WEIGHING. THE DOLLAR AMOUNTS INDICATED IN THE GRAPH AND CHART ARE AS OF DECEMBER 31 IN EACH YEAR INDICATED.



--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



-----------------------------------------------------------------------------------------------------------------------
                                       CUMULATIVE TOTAL RETURN ($)
-----------------------------------------------------------------------------------------------------------------------
REGISTRANT/INDEX                  1992           1993          1994           1995           1996           1997
=======================================================================================================================

Recoton Corporation                100           156            203           203            161             146

Peer Group                         100           157            154           135            140             100

Russell 2000                       100           119            117           150            175             214
-----------------------------------------------------------------------------------------------------------------------

          The common shares of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Ameriwood Industries International Corp., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp., Harman International Industries Inc., Polk Audio Inc. and Zenith Electronics Corp. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Historical share price performance shown on the graph is not necessarily indicative of the future price performance.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Shares Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1997 filing requirements were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          For services rendered during the fiscal year ended December 31, 1997, the Company paid a total of $12,000 to I. Friedman Equities, Inc. ("Equities") for financial consulting services. Mr. Irwin Friedman, a director of the Company, is a principal shareholder of Equities.

          Stuart Mont, the Company's Chief Operating Officer, Chief Financial Officer, Executive Vice President-Operations and a Director, had loans aggregating at their maximum at any time in 1997 of $475,841; the outstanding balance as of April 21, 1998 was $385,795. William McGreevy, the Company's Vice President-Engineering, had loans aggregating at their maximum at any time in 1997 of $215,450; such loans were repaid prior to April 21, 1998.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

          The following table sets forth information, as of April 21, 1998, with respect to the beneficial ownership of Common Shares by (i) each director, (ii) each Named Executive, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Shares and (iv) all executive officers and directors as a group.

-------------------------------------------------------------------------------
                                                       AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP1
-------------------------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER2                  NUMBER           PERCENT
-------------------------------------------------------------------------------
Robert L. Borchardt3,4                                 2,173,133          17.7%
Herbert H. Borchardt                                       2,499             *
Stephen Chu5                                             185,251           1.6
Paul E. Feffer                                             1,000             *
Irwin S. Friedman4,6                                      35,000             *
Joseph M. Idy                                              1,000             *
Ronald E. McPherson                                       20,194             *
Joseph H. Massot4                                         46,055             *
Stuart Mont4                                              92,199             *
Dennis Wherry4                                            13,000             *
Peter Wish4                                               31,573             *
First Pacific Advisors, Inc.7                          1,719,000
Dimensional Fund Advisers, Inc.8                         689,746
Putnam Investments, Inc9                                 636,200
All directors and executive officers
as a group (19 persons)4                               2,708,141          21.7
-------------------------------------------------------------------------------
*    Less than 1%
1 Unless it is so stated otherwise, each holder owns the reported shares directly and has sole voting and dispositive power with respect to such shares. The number of shares beneficially owned by a person also includes all shares which can be acquired by such person within 60 days after April 21, 1998, including by way of exercise of outstanding options.
2 Except as otherwise noted below, the address of all persons is c/o Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746. The address of Mr. Chu is c/o STD Holding, Unit F-J, 5th Floor, Block 2, Kwai Tak Industrial Centre, Kwai Tak Street, Kwai Chung, NT, Hong Kong; the address of Mr. Feffer is 60 Sutton Place, New York, NY 10022; the address of Mr. Friedman is 730 Fifth Avenue, New York, New York 10019; the address of Mr. Idy is 440 Royal Palm Way, Palm Beach, Florida 33480; and the address of Mr. McPherson is 6519 Sweet Maple Lane, Boca Raton, Florida 33433.
3 Includes 319,999 shares held by Mr. R. Borchardt as trustee for his children and 39,909 shares held by Mr. R. Borchardt's wife. Mr. R. Borchardt disclaims beneficial ownership of the shares owned by his wife. Also includes 546,666 shares held by a trust of which Mr. R. Borchardt and Mr. Irwin Friedman are the trustees and of which Mr. Borchardt is the beneficiary (the "Borchardt Trust"), the beneficial ownership of which shares may be attributable to Mr. R. Borchardt, 589,284 shares held by a revocable living trust of which Mr. R. Borchardt is the sole trustee or in an individual retirement account in Mr. R. Borchardt's name and 677,275 shares subject to shares options exercisable as of April 28, 1998 or within 60 days thereof. Excludes (a) 380,392 shares as to which Mr. Borchardt holds a proxy pursuant to an agreement between the Company, Mr. Borchardt, Stephen Chu and other shareholders and 122,190 shares as to which Mr. Borchardt holds a proxy pursuant to an agreement between the Company, Mr. Borchardt, Micah Ansley and Diane Eberlein which shares are to be voted consistent with the recommendation of the Board of Directors of the Company, and (b) 30,000 shares held by a foundation of which Mr. Borchardt is a director.
4 Includes shares of Common Shares subject to stock options exercisable as of April 21, 1998 or within 60 days thereof as follows: Mr. R. Borchardt:
     677,275; Mr. Friedman: 7,500; Mr. Massot: 25,000; Mr. Mont: 56,668;
     Mr. Wherry: 15,000; Mr. Wish: 20,000; and all executive officers and directors as a group: 854,343.
5 Such shares are subject to an agreement between Mr. Chu, the Company, Robert Borchardt and other shareholders pursuant to which Mr. Borchardt holds a proxy to vote the shares consistent with the recommendation of the Board of Directors of the Company. The reported number reflects a portion of the total 380,382 shares subject to such agreement; Mr. Chu disclaims beneficial ownership of the remaining shares.
6 Does not include the shares held by the Borchardt Trust, of which Mr. Friedman is a trustee.
7    Based on a Schedule 13G Statement dated February 10, 1998 filed with the SEC, First Pacific Advisors, Inc. (11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064) had shared voting power with respect to 715,000 shares and shared dispositive power with respect to 1,719,000 shares. The Company cannot determine from such filing if any natural persons control the shares beneficially owned by First Pacific Advisors, Inc.
8 Based on a Schedule 13G statement dated February 9, 1998 filed with the SEC, Dimensional Fund Advisors Inc. ("Dimensional") (1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401), a registered investment advisor is deemed to have beneficial ownership of 689,746 shares of the Company's shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares
9 Based on a Schedule 13G dated January 16, 1998 filed with the SEC, The Putnam Advisory Company, Inc. and its parent Putnam Investments, Inc. (One Post Office Square, Boston, MA 02109) had shared voting power with respect to 354,400 shares and shared dispositive power with respect to 636,200 shares. Putnam Investment, Inc. is the investment advisor to Putnam's Institutional clients. Putnam disclaims beneficial ownership of all such shares.
-------------------------------------------------------------------------------

                                   PROPOSAL II

              PROPOSAL TO INCREASE NUMBER OF SHARE OF COMMON SHARES

          The Company's Board of Directors has unanimously approved and recommends for shareholder adoption an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized Common Shares from 25,000,000 to 40,000,000. Article 3 of the Company's Restated Certificate of Incorporation would be amended to read as follows:

               "3. THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS FIFTY MILLION (50,000,000), WHICH ARE DIVIDED INTO TEN MILLION (10,000,000) PREFERRED SHARES OF A PAR VALUE OF $1.00 PER SHARE AND FORTY MILLION (40,000,000) COMMON SHARES OF A PAR VALUE OF $.20 PER SHARE. THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS ARE AS FOLLOWS:

                    (A) THE PREFERRED SHARES AUTHORIZED HEREBY MAY BE ISSUED (I) IN SUCH SERIES AND WITH SUCH VOTING POWERS, FULL OR LIMITED, OR NO VOTING POWERS, AND SUCH DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND WITH SUCH QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREON, AS THE BOARD OF DIRECTORS SHALL FIX BY RESOLUTION, AND (II) IN SUCH NUMBER OF SHARES IN EACH SERIES AS THE BOARD OF DIRECTORS SHALL FIX BY RESOLUTION PROVIDED THAT THE AGGREGATE NUMBER OF ALL PREFERRED SHARES ISSUED DOES NOT EXCEED THE NUMBER OF PREFERRED SHARES AUTHORIZED HEREBY.

                    (B) HOLDERS OF COMMON SHARES SHALL BE ENTITLED TO SUCH DIVIDEND, LIQUIDATION AND VOTING RIGHTS AND PRIVILEGES AS ARE PROVIDED BY THE BUSINESS CORPORATION LAW, SUBJECT TO THE RIGHTS OF HOLDERS OF PREFERRED SHARES ISSUED PURSUANT TO PARAGRAPH (A) ABOVE."

          The provisions regarding Preferred Shares are unchanged. No Preferred Shares have been issued.

          Under the Company's current Restated Certificate of Incorporation, there are 25,000,000 authorized Common Shares, par value $.20 per share, of which 11,623,019 are outstanding as of April 21, 1998 and 1,225,917 are in treasury, leaving a balance of 12,151,414 shares, of which 2,555,029 have already been reserved for issuance under stock option or stock bonus plans or agreements (4,055,029 if Proposal III is approved). Adoption of the proposed amendment would increase the number of Common Shares available for future issuance to 27,151,414 shares. The additional Common Shares for which authorization is sought would, if and when issued, have the same rights and privileges as the presently outstanding Common Shares.

          The Company last increased its authorized shares in 1995. Since that time, the only share issuances occurred in connection with acquisitions (406,092 shares in connection with the STD Holding Limited acquisition in 1995 and 169,706 shares in connection with the AAMP of Florida, Inc. acquisition in 1997) and pursuant to exercises of stock options or other compensation-related grants. Upon adoption of the proposed amendments, the Board of Directors would be authorized to issue additional shares of Common Shares at such time or times, to such persons and for such consideration as it may determine, except as may be otherwise be required by law. Holders of the Company's shares do not have preemptive rights to subscribe for or purchase any part of any new or additional issued of shares or securities convertible into shares.

PURPOSE

          The purpose of increasing the number of authorized Common Shares is to provide additional authorized capital stock which may be issued for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, stock splits, dividends or other distributions, future financings (including public offerings), acquisitions and employee benefit (including stock compensation) plans. The increase in the number of Common Shares authorized for issuance would enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders.

          The Company has had a history of stock splits (effected as stock dividends), including a 4-for-3 split in 1992, a 4-for-3 split in 1993 and a 3-for-2 split in 1994, and there has been discussion of effecting another stock split if conditions are appropriate. The Company has no agreements to issue shares other than pursuant to the Company's existing stock option agreements or pursuant to options which the Company may issue pursuant to existing stock option plans at times in the future in connection with certain prior acquisitions or employment agreement. The Company does, however, constantly evaluate potential acquisitions, some of which might entail the issuance of Common Shares. The Company has enough authorized but unissued, or treasury, shares available to effect the issuance of shares under existing option plans and commitments without the need to utilize the additional shares for which authorization is sought, but the ability to declare stock splits is limited based on the current number of authorized shares.

          Except as required by law or as a condition to continued inclusion of Nasdaq, or listing on any Shares exchange on which the Company's Common Shares may in the future be listed, it is unlikely that further approval from the shareholders would be sought for any issuance of the shares of Common Shares being authorized by this amendment. Nasdaq rules currently require shareholder approval as a condition of continued eligibility for designation as a National Market System security in several instances, including issuances of shares in acquisition transactions where the number of outstanding Common Shares could increase by 20% or more.

          Although the decision of the Board of Directors to propose amendments increasing the number of shares authorized for issuance did not result from any effort by any person to accumulate the Company shares or effect a change in control of the Company, one result of an increase may be to help the Board discourage or render more difficult a change in control. The additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for or otherwise frustrate the efforts of persons seeking to effect a takeover or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholder. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The Company has other defenses available against coercive or unfair acts of third parties that are designed to effect a change in control of the Company. Presently the Board has no knowledge of any attempts to obtain control of the Company. The issuance of any additional Common Shares could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares.

VOTE REQUIRED FOR APPROVAL

          Approval of the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized Common Shares will require the affirmative vote of the holders of a majority of all outstanding Common Shares entitled to vote at the Annual Meeting. There are no rights of appraisal or dissenter's rights which arise as a result of a vote on this issue.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES TO 40,000,000.


                                  PROPOSAL III
                       APPROVAL OF 1998 STOCK OPTION PLAN

          The Company's Board of Directors has unanimously approved a proposal to adopt the Recoton Corporation 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan was effective upon adoption by the Board on March 23, 1998, subject to Shareholder approval. A copy of the 1998 Plan is set forth in Annex I.

          The following is a summary of the principal provisions of the 1998
Plan.

PURPOSE

          The purpose of the 1998 Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company and its subsidiaries to attract and retain persons of ability as key employees, directors and consultants and to motivate such employees, directors and consultants, upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend, to exercise their best efforts on behalf of the Company. The 1998 Plan, if adopted, will replace, effective as of the date of such Shareholder approval, the 1991 Stock Option Plan (the "1991 Plan") and the Nonqualified Stock Option Plan (the "Nonqualified Plan") as to future grants; options previously granted under such plans will continue for the life of such options.

SHARES AVAILABLE UNDER THE PLAN

          The aggregate number of Common Shares which may be the subject of options under the 1998 Plan is 1,500,000. Currently, options for 8,000 shares have been granted. The maximum number of Common Shares which may be the subject of options granted to any person during any calendar year can not exceed 250,000.

          The only grants which have been made to date under the 1998 Plan were a grant of 1,000 options to each of the current non-employee directors (Messrs. Feffer, Friedman, Idy and McPherson ) and a grant of 4,000 options to Irwin Friedman. Shares subject to options have been granted under the 1998 Plan to date as follows:

                                NEW PLAN BENEFITS
                             1998 STOCK OPTION PLAN

NAME AND POSITION                                  NUMBER OF UNITS

Robert L. Borchardt, CEO                                -0-
Herbert H. Borchardt, Co-Chairman                       -0-
Stuart Mont, COO                                        -0-
Peter Wish, Exec. VP-Administration                     -0-
Dennis Wherry, Sr.VP-Operations                         -0-
Executive Group                                         -0-
Non-Executive Director Group                           8,000
Non-Executive Officer Employee Group                    -0-


          On April 21, 1998 the closing price of the Common Shares, as reported on Nasdaq, was $24.75.

          If any option under the 1998 Plan shall expire or terminate without having been exercised in full the unpurchased shares subject to such option may again be made subject to options under the plan. Such number of shares is subject to adjustment resulting from stock dividends, split-ups, conversions, exchanges, reclassifications, or other substitutions of securities for the Common Shares. Common Shares delivered under the 1998 Plan will be made available, at the discretion of the Stock Option Committee, either from authorized but unissued shares or from previously issued shares of Common Shares reacquired by the Company, including shares purchased on the open market.

ADMINISTRATION

          The 1998 Plan is administered by the Stock Option Committee (the "Committee"), which is appointed by the Company's Board of Directors and consists of not less than two members of the Board of Directors whom are "Non-Employee Directors" within the meaning of Rule 16b-3(d)(3) (as it may be amended from time to time) promulgated by the SEC under the Securities Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 1998 Plan, however, options granted to members of the Board of Directors who are not also employees must be granted by action of the full Board and options granted to consultants can be granted by action of either the Committee or the full Board. The Board may remove any member of the Committee at any time, with or without cause. Options are granted in the discretion of the Committee or the Board of Directors. For the balance of this description, references to the Committee shall be deemed to refer to the Board of Directors in the case of options granted by the Board to directors or consultants.

TYPES OF OPTIONS TO BE GRANTED

          The Committee may grant under the 1998 Plan either "incentive stock options" within the meaning of Section 422 of the Code or options which do not satisfy Section 422 ("non-qualified stock options"), or both (see "Federal Income Tax Consequences" below). The 1998 Plan provides that the aggregate fair market value (determined as of the date of grant of an option) of the Common Shares with respect to which incentive stock options granted to an individual under all incentive stock option plans of the Company are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Incentive options can be granted only to employees.

ELIGIBILITY AND CONDITIONS OF GRANT

          Persons eligible to receive options under the 1998 Plan are such key employees, directors and consultants of the Company and its subsidiaries as the Committee may select in its sole discretion.

          The number of shares to be optioned to any individual under the 1998 Plan and the term, the exercise price and the vesting schedule thereof is determined by the Committee in its sole discretion (based upon the Committee's determination as to the contribution or anticipated contribution of the individual to the success of the Company), but in the case of incentive options the price shall not be less than the fair market value (110% of the fair market value for ten-percent shareholders) of a Common Share on the date such option is granted and the option term must not exceed 10 years (five years in the case of ten-percent shareholders). Options and all rights thereunder are non-transferable and non-assignable by the holder, except to the extent that the estate of a deceased holder of an option may be permitted to exercise such option or as otherwise allowed by the Committee in certain instances.

EXERCISE OF OPTIONS

          Options shall be exercisable at such rate and times as are fixed by the Committee for each option. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to any person under the 1998 Plan may be exercised (a) immediately upon (but prior to the expiration of the term of the option) the holder's retirement from the Company on or after his or her 65th birthday, (b) subject to the provisions of the 1998 Plan concerning termination of employment, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration or (d) with a few exceptions, if while the holder is employed by, or serving as a director of or consultant to, the Company there occurs the acquisition by a person or entity, or a group of persons or entities acting in conjunction, of 20% or more of the issued and outstanding shares of the Company having ordinary voting power, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company into or with any other company which results in the acquisition of the Company by a nonaffiliated entity, or any other event which would similarly constitute an acquisition of the Company by a non-affiliated entity.

PAYMENT FOR AND ISSUANCE OF SHARES

          Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option either (a) in cash (or by check) or (b) by delivery of previously-owned shares of Common Shares which the holder has owned for at least six months (which previously-owned shares shall be valued at their fair market value as of the date of such exercise). Furthermore, payment for shares may be by delivery of an order to a broker to sell some or all of such shares and use the proceeds to pay for shares or by any other method as the Committee may permit. The 1998 Plan contains standard provisions to assure that any exercise of an option or the issuance of shares will comply with applicable securities and income tax withholding laws.

EFFECT OF TERMINATION OF EMPLOYMENT

          All or any part of any option, to the extent unexercised, shall terminate upon the cessation or termination of the option holder's employment by the Company as follows: (a) immediately upon termination, if for cause (as determined by the Committee), (b) within one year after termination, if for death or permanent disability or (c) within three months after termination, if for any reason other than termination for cause, death or permanent disability. In addition, in the discretion of the Committee, the exercise period can be extended past the three-month and one-year periods noted above. In all events, however, unexercised options shall terminate on the expiration date set forth in the applicable option certificate.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may at any time amend, suspend or discontinue the 1998 Plan except that no amendment to the 1998 Plan can increase the number of shares for which options may be granted under the 1998 Plan or to any individual in any calendar year (except pursuant to the adjustment provisions described above) or change the class of persons to whom options may be granted without shareholder approval, or permit the granting of options after March 22, 2008. In addition, no amendment can alter the terms and conditions of any option granted prior to the amendment, unless the holder consents to such amendment.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain Federal income tax consequences of participation in the 1998 Plan:

          INCENTIVE OPTIONS

          Under current law, an employee will not realize any taxable income upon the grant or exercise of incentive options. If the employee disposes of the Common Shares acquired upon the exercise of an incentive option at least two years after the date the option was granted and at least one year after the date the shares are issued or transferred to such person upon the exercise of an option, the employee will realize capital gain (which may be mid-term or long-term gain, depending on the holding period) in an amount equal to the excess, if any, of the selling price for the Common Shares over the option exercise price, and the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If an employee disposes of the Common Shares acquired upon the exercise of an incentive option prior to the expiration of two years from the date the option was granted, or prior to the expiration of one year from the date the Common Shares were transferred to such employee, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the option exercise price and the lesser of (a) the fair market value of the Common Shares on the date the option was exercised or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term, mid-term or long-term capital gain depending upon the employee's holding period for the Common Shares at the time of disposition. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

          In general, the amount by which the fair market value of the Common Shares acquired upon the exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

          If an individual uses Common Shares which such employee owns to pay, in whole or in part, the exercise price for optioned shares, (a) the individual's holding period for the newly issued shares of Common Shares equal in number to the shares of old Common Shares (the "exchanged shares") which were surrendered upon the exercise shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as the employee's basis in the surrendered shares and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in the additional shares received over and above the exchanged shares. However, if an employee tenders Common Shares acquired pursuant to the exercise of an incentive option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously held Common Shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive option and such tender may be treated as a taxable exchange.

          NON-QUALIFIED OPTIONS

          An individual will not recognize any income at the time a non-qualified stock option is granted. Generally, individuals will recognize ordinary income at the time of the exercise of a non-qualified option in a total amount equal to: (1) in the case of options which the individual exercises by payment in cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which an individual exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise.

          If a director, officer or ten-percent shareholder receives shares pursuant to the exercise of a non-qualified option, pursuant to Section 83(c) of the Code such individual does not recognize any income until the date on which such individual can sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of such individual 's shares as of the date the shares are transferred to him or her can file, within 30 days after the shares are acquired by such individual, a written election pursuant to Section 83(b) of the Code to be taxed as of the date of acquisition.

          All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to an employee in the same year as those amounts are taxable to the individual. Shares issued upon the exercise of a non-qualified option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, an individual 's holding period will commence from the date such shares are issued and such individual 's basis in such shares will equal their fair market value as of that date. (The holding period of a director, officer or principal shareholder begins on the date on which such person recognizes income with respect to such shares, and such individual's basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares.) If an individual uses Common Shares that such individual owns to exercise a non-qualified option,
(a) the individual's holding period for the newly-issued shares equal in number to the exchanged shares shall include the period during which the surrendered shares were held, (b) the individual's basis in such exchanged shares will be the same as such individual's basis in the surrendered shares, and (c) no gain or loss will be recognized by the individual on the exchange of the surrendered shares for the exchanged shares.

          GENERAL

          An employee will be subject to wage withholding on the amount of ordinary income realized by such employee, as described above. The Company may require that the employee make funds available to the Company to satisfy the withholding requirements.

          SECTION 280G OF THE CODE

          Section 280G of the Code provides that if an officer, shareholder or highly compensated individual receives a payment which is in the nature of compensation, and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to such person's average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. Under certain circumstances, options under the 1998 Plan could give rise to excess parachute payments. In any such case, in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such payment.

          SECTION 162(M) OF THE CODE

          Under Section 162(m) of the Code, publicly-held companies generally may not deduct compensation that exceeds $1 million to any proxy-named executive officer with respect to the taxable year. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Options granted under the 1998 Plan are intended to qualify as performance-based under
Section 162(m) and related regulations.

          VOTE REQUIRED FOR APPROVAL

          Shareholder approval of the 1998 Plan is required pursuant to the Code (as it relates to incentive stock options and to Section 162(m)) and the corporate laws of the State of New York.

          Approval of the 1998 Plan will require the affirmative vote of the holders of a majority of the votes cast on this issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN.


                                   PROPOSAL IV
                              SELECTION OF AUDITORS

          Action is to be taken at the Annual Meeting to ratify the selection of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ended December 31, 1998.

          Representatives of Cornick, Garber & Sandler, LLP, which has served as the Company's independent auditors since 1981, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CORNICK, GARBER & SANDLER, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                    OTHER MATTERS TO COME BEFORE THE MEETING

          If any matter not described herein should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.


                            EXPENSES OF SOLICITATION

          The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.


                             SHAREHOLDER'S PROPOSALS

          Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 12, 1999.


                              FINANCIAL STATEMENTS

          Reference is made to the Consolidated Financial Statements of the Company (including the independent auditors' report thereon and the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations which are hereby incorporated by reference from the 1997 Annual Report enclosed with this Proxy Statement.


                                  MISCELLANEOUS

          Pursuant to Section 726 of the New York Business Corporation Law, the Company has obtained insurance coverage ($10 million principal amount from May 25, 1997 until October 24, 1997 and $25 million principal amount from October 24, 1997 through May 24, 1998) to indemnify the Company and its officers and directors from certain liabilities. The insurance contract, dated May 25, 1997 with Federal Insurance Company, a Chubb Group Company, cost the Company $184,608 in annual premiums.

          Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to Stuart Mont, Secretary, Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.

                            By Order of the Board of Directors


                            Stuart Mont
                            Executive Vice President-Operations,
                            Chief Operating Officer, Chief Financial Officer and Secretary


Lake Mary, Florida
May ___, 1998

                                                                 Annex I

                               RECOTON CORPORATION
                             1998 STOCK OPTION PLAN


          1. PURPOSE. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, employees and consultants of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, employees and consultants on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and consultants.

          2. DEFINITIONS. When used in this Plan, unless the context otherwise requires: "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

               a) "Chairman of the Board" shall mean the person who at the time shall be Chairman (or Co-Chairman) of the Board of Directors.

               b) "Committee" shall mean the Committee hereinafter described in
          Section 3.

               c) "Corporation" shall mean Recoton Corporation.

               d) "Fair Market Value" on a specified date shall mean the closing price at which one Share was traded on the stock exchange, if any, on which Shares are primarily traded on the prior day, or the last sale price or average of the bid and asked closing prices at which one Share was traded on the over-the-counter market on the prior day, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

               e) "Options" shall mean the stock options granted pursuant to this Plan.

               f) "Plan" shall mean this 1998 Stock Option Plan of Recoton Corporation, as adopted by the Board of Directors on March 23, 1998, as such Plan from time to time may be amended.

               g) "Share" shall mean a common share of the Corporation.

               h) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

          3. COMMITTEE. The Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), to the extent that such persons are available to serve (and at any time when there are not at least two of such persons, the Board of Directors shall function as the Committee). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

          4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of the (i) employees of the Corporation or a Subsidiary, as determined by the Committee in its sole discretion; (ii) directors of the Corporation or a Subsidiary who are not also employees of the Corporation or a Subsidiary, as determined by the Board of Directors in its sole discretion and (iii) consultants to the Corporation or a Subsidiary, as determined by the Committee or the Board of Directors in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, all determinations with respect to any Option granted to a director of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary shall be made by the Board of Directors and, with respect to any such Option and Options to consultants granted by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors.

          5. SHARES. Subject to the provisions of Section 14, the aggregate number of Shares which may be the subject of Options granted under this Plan shall be 1,500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during any calendar year shall not exceed 250,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; PROVIDED, HOWEVER, that with respect to any Option granted to any person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

          6. GRANT OF OPTIONS. The number of Options to be granted to any individual shall be determined by the Committee in its sole discretion.

          At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

          Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

          If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

          Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same employee, director or consultant.

          A certificate of Option signed by the Chairman of the Board of Directors or the President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted, in the form attached hereto as Exhibit A with respect to an incentive stock option, in the form attached hereto as Exhibit B with respect to a non-qualified stock option granted to an employee or consultant and in the form attached hereto as Exhibit C with respect to a non- qualified stock option granted to a director who is not also an employee.

          7. PRICE. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be determined by the Committee at the time of grant; PROVIDED, HOWEVER, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option which is intended to be an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

          8. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be determined by the Committee in its sole discretion at the time of grant; PROVIDED, HOWEVER, that no Option which is intended to be an incentive stock option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

          9. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

          10. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

          11. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 11. Notwithstanding the preceding, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an incentive stock option, by such holders who are or were executive officers of the Company (as such officers are determined from time to time by the Board of Directors of the Company) to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members or (iii) such other persons or entities which the Committee may permit; PROVIDED, HOWEVER, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods provided pursuant to
Section 13. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

          12. EXERCISE OF OPTIONS. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be determined by the Committee.

          Notwithstanding the foregoing, all or any part of any remaining unexercised Option granted to any person may be exercised in the following circumstances (but in no event prior to approval of the Plan by shareholders as provided in Section 18 or after the expiration of the Option): (a) subject to the provisions of Section 13 hereof, upon the holder's retirement as an employee from the Corporation and all Subsidiaries at or after age 65, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, or (d) if, while the holder is employed by, or serving as a director of or consultant to, the Corporation or a Subsidiary, there occurs a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the then outstanding securities of the Corporation; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a Person acquires beneficial ownership of stock of the Corporation that, together with stock held immediately prior to such acquisition by such Person, possesses more than 50% of the total fair market value or total voting power of the stock ("50% Ownership") of the Corporation, unless the additional stock is acquired by a Person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the Common Stock; or (iv) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clauses (i) and (ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and for purposes of clause (iv), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (A) to a shareholder in exchange for his or her stock, (B) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

          An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any previously owned Shares unless the holder has beneficially owned such Shares for at least six months); by providing with the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time.

          Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

          13. TERMINATION OF EMPLOYMENT OR SERVICE. All or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder's employment by the Corporation and all Subsidiaries, or (ii) in the case of a director of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary or in the case of a consultant to the Corporation or a Subsidiary, upon the holder's ceasing to serve as a director of or consultant to (as the case may be) the Corporation or a Subsidiary, except that in either case under clause (i) or (ii) above, the Option holder shall have three months following the cessation of the holder's employment with the Corporation and Subsidiaries or his service as a director of or consultant to the Corporation or a Subsidiary, as the case may be, and no longer, to exercise any unexercised Option that the holder could have exercised on the day on which such employment, or service as a director or consultant, terminated; PROVIDED, HOWEVER, that such exercise must be accomplished prior to the expiration of the term of such Option and PROVIDED, FURTHER, that if the cessation of employment or service as a director or consultant is due to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such disability or death, at any time within one year after the Option holder's disability or death, as the case may be, but prior to the expiration of the term of such Option. Notwithstanding the foregoing or any other provision of the Plan to the contrary, with respect to any Option, the Committee may determine, in its sole discretion, either at the time of grant or thereafter, to permit such Option to be exercised for such period extending beyond the three-month and one-year periods specified above as the Committee deems appropriate, but in no event beyond the expiration of the term of such Option. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as such holder may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option that such holder might have exercised prior to the termination of employment or service with the Corporation and Subsidiaries.

          Nothing contained herein or in the Option certificate shall be construed to confer on any employee, director or consultant any right to be continued in the employ of the Corporation or any Subsidiary or as a director of or consultant to the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director or consultant (without or with pay), at any time, with or without cause.

          14. ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which such holder would have been entitled had such holder actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner. Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

          15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES Act. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

          16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any national, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

          17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options granted pursuant to the Plan or to any individual during any calendar year or change the class of persons to whom Options may be granted shall be subject to the approval of the shareholders of the Corporation within one year of such amendment.

          Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

          18. EFFECTIVE DATE. This Plan is conditioned upon its approval by the shareholders of the Corporation on or before March 22, 1999, at any special or annual meeting of the shareholders of the Corporation, except that this Plan is adopted and approved by the Board of Directors effective March 23, 1998, to permit the grant of Options prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. If this Plan is not approved by the shareholders of the Corporation within the time period noted above, this Plan and any Options granted hereunder shall be void and of no force or effect.

          19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after March 22, 2008.

                                                            EXHIBIT A
                                                  Form of Certificate
                                                        for Incentive
                                                        Stock Options


                               OPTION CERTIFICATE

                             INCENTIVE STOCK OPTION
                                (Non-Assignable)

                   To Purchase _____________ Common Shares of

                               RECOTON CORPORATION

                           Issued Pursuant to the 1998
                    Stock Option Plan of Recoton Corporation



          THIS CERTIFIES that on ________________, 19__, _________________ (the
"Holder") was granted an option ("Option"), to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable shares Common Shares, p.v. $.20 (the "Shares") of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions.

          This Option shall expire on _________________, 20__.

          This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

          Except as otherwise provided in the1998 Stock Option Plan of Recoton Corporation (the "Plan"), this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant].1 In no event, however, may this Option be exercised after the Option's expiration date.

--------
1   If, at the time of grant, the post-termination exercise period extends beyond the three- month and one-year periods, then also add the following: In the event the Option is exercised more than three months after the Holder's termination of employment for reasons other than death or disability, or more than one year after the Holder's termination of employment due to the Holder's disability, then the Option, to the extent so exercised, shall be deemed not to be an incentive stock option.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.



                                               RECOTON CORPORATION

                                               By: _________________________

                                                               EXHIBIT B

                                                    Form of Certificate
                                         for Employees' and Consultants'
                                                  Non-Qualified Options



                               OPTION CERTIFICATE

                           NON-QUALIFIED STOCK OPTION



                   To Purchase _____________ Common Shares of

                               RECOTON CORPORATION

                           Issued Pursuant to the 1998

                    Stock Option Plan of Recoton Corporation



          THIS CERTIFIES that on ________________, 19__, ____________________
(the "Holder") was granted an option ("Option"), which is not an incentive stock option, to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable Common Shares, p.v. $.20 (the "Shares"). of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions.

          This Option shall expire on _________________, 20__.

          This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as provided pursuant to the 1998 Stock Option Plan of Recoton Corporation (the "Plan").

          Except as otherwise provided in the Plan, this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant]. In no event, however, may this Option be exercised after the Option's expiration date.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Committee or the Board of Directors under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee or the Board of Directors may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.



                                             RECOTON CORPORATION

                                             By: _________________________

                                                               EXHIBIT C

                                                                 Form of
                                                             Certificate
                                                             for Non-Employee
                                                             Directors' Options




                               OPTION CERTIFICATE

                           NON-QUALIFIED STOCK OPTION



                   To Purchase _____________ Common Shares of

                               RECOTON CORPORATION

                           Issued Pursuant to the 1998

                    Stock Option Plan of Recoton Corporation



          THIS CERTIFIES that on ________________, 19__, _____________________
(the "Holder") was granted an option ("Option"), which is not an incentive stock option, to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable shares Common Shares, p.v. $.20 (the "Shares") of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions.

          This Option shall expire on _________________, 20__.

          This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as provided pursuant to the 1998 Stock Option Plan of Recoton Corporation (the "Plan").

          Except as otherwise provided in the Plan, this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant]. In no event, however, may this Option be exercised after the Option's expiration date.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Board of Directors of the Corporation as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors of the Corporation may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.



                                           RECOTON CORPORATION

                                           By: _________________________

                               RECOTON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 10, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF RECOTON CORPORATION'S BOARD OF DIRECTORS

          The undersigned hereby appoints Stuart Mont and Peter M. Ildau and each of them proxies for the undersigned with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders at Recoton Corporation, to be held at The Chase Manhattan Bank, 270 Park Avenue, New York, NY, on Wednesday, June 10, 1998 at 2:00 P.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

          Please mark this proxy as indicted on the reserve side to vote on any item. If no directions are given, this proxy will be voted for the election of all listed nominees, in accordance with the Directors' recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o ChaseMellon Shareholders Services LLC, Proxy Processing, Church Street Station, P.O. Box 1554, New York, NY 10277-1554, so that your shares can be represented at the meeting.

-------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

                   (Continued and to be signed on other side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4, EACH OF WHICH HAS BEEN PROPOSED BY RECOTON CORPORATION.


                                                     FOR     WITHHELD   ABSTAIN                           FOR   WITHHELD    ABSTAIN
                                                              FOR ALL                                           FOR ALL
Proposal 1-ELECTION OF DIRECTORS                                                   Proposal 4-APPROVAL
        Nominee: Irwin S. Friedman                  /  /       /  /        /  /            OF AUDITORS   /  /   /   /       /  /
                 Joseph M. Idy                     /  /       /  /        /  /
                 Joseph H. Massot                 /  /       /  /        /  /

Proposal 2-INCREASE IN NUMBER OF                 /  /       /  /        /  /      I plan to attend
           COMMON SHARES                                                           the meeting                              /  /

Proposal 3-APPROVAL OF 1998 STOCK OPTION PLAN    /  /      /  /        /  /       Comments/address change                   /  /
                                                                                  Please mark this box
                                                                                  if you have a written
                                                                                  comment/address
                                                                                  change on the reverse
                                                                                  side

                                                                                  Receipt is hereby
                                                                                  acknowledged of the
                                                                                  Recoton Corporation
                                                                                  Notice of Meeting
                                                                                  and Proxy Statement

Signature________________________Signature_________________________________Date__________________, 1998
NOTE:  PLEASE SIGN AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


----------------------------------------------------------------------------------------------------------------
                              FOLD AND DETACH HERE